Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MultiCell Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-127553 and 333-162031) of MultiCell Technologies, Inc. of our report dated February 27, 2015 with respect to the consolidated financial statements of MultiCell Technologies, Inc., for the year ended November 30, 2014.

/s/ Eide Bailly LLP

Salt Lake City, Utah

February 27, 2015

www.eidebailly.com

5 Triad Center, Ste. 600 | Salt Lake City, UT 84180-1128 | T 801.532.2200 | F 801.532.7944 | EOE